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                                                                    EXHIBIT 23.1


              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]


                      Consent of Independent Accountants

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-55336) pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan; (2) the Registration Statement (Form S-8 No. 33-55304) pertaining to the Republic Bancorp Inc. Non-Qualified Stock Option Plan; (3) the registration Statement (Form S-8 No. 33-62508) pertaining to the Republic Bancorp Inc. Directors Compensation Plan; (4) the Registration Statement (Form S-3 No. 33-61842); and (5) The Registration Statement (Form S-8 No. 333-26515) pertaining to the Republic Bancorp Inc. 1997 Stock Option Plan and the related Prospectuses of our report dated January 21, 1999 with respect to the consolidated financial statements of D&N Financial Corporation included in this Form 8-K of Republic Bancorp Inc.


/s/ PricewaterhouseCoopers LLP

May 28, 1999